                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                     CEPHEID
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)      Title of each class of securities to which transaction applies:

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        2)      Aggregate number of securities to which transaction applies:

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        3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        4)      Proposed maximum aggregate value of transaction:

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        5)      Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

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        4)      Date Filed:

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

[CEPHEID LETTERHEAD]

                                  May 10, 2001

To Our Shareholders:

     I am pleased to invite you to attend the first Annual Meeting of shareholders of Cepheid to be held at Cepheid's principal executive offices, 1190 Borregas Avenue, Sunnyvale, California, 94089-1302, on Tuesday, June 12, 2001, at 1:00 p.m. local time.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

     The Board of Directors appreciates and encourages shareholder participation in the Company's affairs and invites you to attend the meeting in person. IT IS IMPORTANT, HOWEVER, THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING IN ANY EVENT AND FOR THAT REASON WE ASK THAT WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU TAKE A MOMENT TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person.

     We thank you for your support and look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ THOMAS L. GUTSHALL
                                          Thomas L. Gutshall
                                          Chairman of the Board and Chief
                                          Executive Officer

Sunnyvale, California
May 10, 2001

                                    CEPHEID
                              1190 BORREGAS AVENUE
                        SUNNYVALE, CALIFORNIA 94089-1302
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 2001

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Cepheid, a California corporation (the "Company"), will be held at Cepheid's principal executive offices, 1190 Borregas Avenue, Sunnyvale, California, 94089-1302, on Tuesday, June 12, 2001, at 1:00 p.m. local time for the following purposes:

     1. To elect two (2) Class II directors of the Company to serve on the Board of Directors for a three-year term or until their successors have been duly elected and qualified. The Company's Board of Directors intends to present the following nominees for election as Class II directors:

        Gerald S. Casilli
       Cristina H. Kepner

     2. To consider and vote upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,875,000 shares, from 3,592,732 shares to 5,467,732 shares.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 29, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ SARAH A. O'DOWD

                                          Sarah A. O'Dowd
                                          Secretary

Sunnyvale, California
May 10, 2001

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                    CEPHEID
                              1190 BORREGAS AVENUE
                            SUNNYVALE, CA 94089-1302
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Cepheid, a California corporation (the "Company" or "Cepheid"), for use at the annual meeting of shareholders of the Company to be held on June 12, 2001 at 1:00 p.m. local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at Cepheid's principal executive offices, 1190 Borregas Avenue, Sunnyvale, California 94089-1302. The Company's telephone number is (408) 541-4191.

     These proxy solicitation materials, together with the Company's 2000 Annual Report, are being mailed on or about May 10, 2001, to all shareholders of record on April 29, 2001.

RECORD DATE

     Shareholders of record at the close of business on April 29, 2001 (the "Record Date") are entitled to notice of, and to vote at, the meeting. At the Record Date, approximately 26,404,239 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

VOTING AND SOLICITATION

     Holders of the Company's Common Stock are entitled to one vote for each share held as of the Record Date. In order to constitute a quorum for conduct of business at the Annual Meeting, a majority of shares of Common Stock outstanding on the Record Date must be represented at the annual meeting.

     Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for such services, but the Company may reimburse directors, officers and employees for reasonable out-of-pocket expenses in connection with such solicitation. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses, custodians, nominees, fiduciaries or others for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

     The Company's Bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes and abstentions will be counted in determining whether a quorum is present at the Annual Meeting. However, abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Amended and Restated Articles of Incorporation, the Company's Board of Directors (the "Board") is divided into three classes -- Class I, II and III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of shareholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

     Each nominee listed below is currently a director of the Company. The size of the Board is presently set at seven members. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the two nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

DIRECTORS/NOMINEES

     The information below sets forth the current members of the Board, including the nominees for Class II Directors:

          NAME OF DIRECTOR             AGE    CLASS        POSITION WITH THE COMPANY        DIRECTOR SINCE
          ----------------             ---    -----        -------------------------        --------------
Thomas L. Gutshall...................  63     III      Chairman of the Board and Chief           1996
                                                       Executive Officer
Kurt Petersen, Ph.D. ................  53     I        President, Chief Operating                1996
                                                       Officer and Director
Gerald S. Casilli(1).................  61     II       Director                                  1997
Cristina H. Kepner(1)................  54     II       Director                                  1998
Ernest Mario, Ph.D.(1)...............  62     III      Director                                  2000
Dean O. Morton(2)....................  69     I        Director                                  1997
Hollings C. Renton(2)................  54     III      Director                                  2000

---------------
(1) Current member of the Audit Committee.

(2) Current member of the Compensation Committee.

     Thomas L. Gutshall. Mr. Gutshall is a co-founder and has served us as Chairman of the Board and Chief Executive Officer since August 1996. From January 1995 to August 1996, he was President and Chief Operating Officer of CV Therapeutics. From 1989 to 1994, he was Executive Vice President at Syntex Corporation and a member of the Pharmaceutical Executive Committee. His responsibilities while at Syntex included managing Syva Company, Syntex Agribusiness, Pharmaceutical and Chemical Operations and Services, Syntex Pharmaceutical Intl. Ltd. and Environmental Health and Safety. He is also a member of the board of directors of Metrika Inc. and CV Therapeutics.

     Kurt Petersen, Ph.D. Dr. Petersen is a co-founder and has served us as President and Chief Operating Officer since August 1996. From January 1996 through July 1996, Dr. Petersen worked as a private consultant. From 1985 to 1995, he served as Vice President, Technology for Lucas NovaSensor. While at Lucas NovaSensor, he was responsible for commercializing many innovative micromachined devices and fundamental fabrication processes. He holds 20 patents and has authored over 80 technical papers and presentations. Dr. Petersen is a Fellow of the IEEE and a member of the National Academy of Engineering.

     Gerald S. Casilli. Mr. Casilli joined us as a director in April 1997. Mr. Casilli has served as Chairman of the Board of IKOS Systems, Inc. since 1989 and as Chief Executive Officer from 1989 to 1995. From 1986 to 1989, he was a general partner at Trinity Ventures, Ltd., a venture capital firm. Mr. Casilli was a general partner of Genesis Capital, a venture capital firm from 1982 to 1990. In 1973, Mr. Casilli founded Millennium Systems, a manufacturer of microprocessor development systems, and served as its President and Chief Executive Officer until 1982. Mr. Casilli currently serves as a director of Evans & Sutherland Computer Corporation.

     Cristina H. Kepner. Ms. Kepner joined us as a director in May 1998. She is Advisor at Invemed Associates, LLC, an investment banking firm. She has been with Invemed since 1978, where she served as Executive Vice President and Corporate Finance Director until January 2001. She is currently on the boards of ViroLogic, Inc. and Quipp, Inc.

     Ernest Mario, Ph.D. Dr. Mario joined us as a director in March 2000. He has been the Chairman of the Board since 1997 and Chief Executive Officer of ALZA Corporation since 1993. From 1993 to 1997, he was Co-Chairman of the Board of ALZA. Prior to joining ALZA, he served as Chief Executive of Glaxo Holdings plc, a pharmaceutical corporation, from 1989 to 1993, and as Deputy Chairman from 1992 to 1993. From 1988 to 1989, he served as Chairman of the Board and Chief Executive Officer of Glaxo, Inc., a subsidiary of Glaxo Holdings, and from 1986 to 1988 as President and Chief Operating Officer of Glaxo, Inc. He currently serves on the boards of Catalytica Energy Systems, Inc., COR Therapeutics, Inc., Orchid Biosciences, Inc., Pharmaceutical Product Development, Inc. and SonoSite, Inc.

     Dean O. Morton. Mr. Morton joined us as a director in July 1997. He was Executive Vice President, Chief Operating Officer and a director of Hewlett-Packard Company. He is currently a member of the board of directors of ALZA Corporation, BEA Systems, Inc., The Clorox Company, KLA-Tencor Corporation and Pharsight Corporation. He is a trustee of the State Street Research group of mutual funds and a director of the Metropolitan Series Fund, Inc. and State Street Research Portfolios, Inc. He serves on the Board of Monterey Bay Aquarium Research Institute and the Board of Kaiser Foundation Health Plan and Hospitals. He is a trustee of the David and Lucille Packard Foundation and Chairman of The Center for Excellence in Non Profits.

     Hollings C. Renton. Mr. Renton joined us as a director in March 2000. Since June 2000, he has served as Chairman of the Board of Onyx Pharmaceuticals, Inc. and, in addition, he has served as the President and Chief Executive Officer and a director of Onyx Pharmaceuticals, Inc. since 1993. From 1991 to 1993, he served as President and Chief Operating Officer of Chiron Corporation following their acquisition of Cetus Corporation. Prior to the acquisition, he served as President of Cetus from 1990 to 1991 and as Chief Operating Officer of Cetus from 1987 to 1990.

REQUIRED VOTE

     The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS

                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board currently consists of seven members. The Board met nine times, including telephone conference meetings, during 2000, and acted by written consent three times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

     Standing committees of the Board include an Audit Committee and a Compensation Committee. The Company has no nominating committee.

     Gerald S. Casilli, Cristina H. Kepner and Ernest Mario, Ph.D. are the current members of the Company's Audit Committee. The Audit Committee was constituted in 1998 and met two times, including telephone conference meetings, in 2000. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

     Dean O. Morton and Hollings C. Renton are the current members of the Company's Compensation Committee. The Compensation Committee met two times during 2000. The Compensation Committee was formed in 1998 and is responsible for reviewing the compensation and benefits for Cepheid's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers Cepheid's stock option plans and makes grants to executive officers under the 1997 Stock Option Plan.

                             DIRECTOR COMPENSATION

     We reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings but do not compensate them for their services as board or committee members. We have in the past granted non-employee directors options to purchase our Common Stock pursuant to the terms of our stock plans, and our board continues to have the discretion to grant options to new non-employee directors. In 1999, none of our non-employee directors were granted any options. In February 2000, Mr. Casilli and Mr. Morton each received an option to purchase 10,000 shares of our Common Stock pursuant to the 1997 Stock Option Plan (the "1997 Plan"). In February 2000 and March 2000, respectively, upon joining our board, Dr. Mario and Mr. Renton each received an option to purchase 48,000 shares of our Common Stock pursuant to the Plan. Beginning in April 2000, our new non-employee directors will each receive nondiscretionary, automatic grants of options to purchase 15,000 shares of our Common Stock upon joining the board of directors, and our continuing non-employee directors will each receive nondiscretionary, automatic grants of options to purchase 5,000 shares of our Common Stock each year after the annual meeting of shareholders pursuant to the 2000 Non-Employee Directors' Stock Option Plan (the "2000 Plan"). In July 2000, Ms. Kepner received an option to purchase 48,000 shares of our Common Stock pursuant to the 2000 Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our Compensation Committee was at any time during 2000, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2001 by: each person who is known by the Company to beneficially own more than 5% of the Common Stock; each of the named executive officers and each director; and all executive officers and directors as a group.

     Percentage of ownership is based on 26,405,010 shares of Common Stock outstanding as of March 31, 2001. Beneficial ownership is calculated based on Securities and Exchange Commission requirements. All shares of the Common Stock subject to options currently exercisable or exercisable within 60 days after March 31, 2001 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each shareholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Cepheid, 1190 Borregas Avenue, Sunnyvale, California 94089-1302.

                                                               NUMBER OF      PERCENTAGE OF
                                                                 SHARES          SHARES
                                                              BENEFICIALLY    BENEFICIALLY
                      BENEFICIAL OWNER                           OWNED            OWNED
                      ----------------                        ------------    -------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Gerald S. Casilli(1)........................................     318,306           1.2%
Thomas L. Gutshall(2).......................................   1,111,721           4.2%
Cristina H. Kepner(3).......................................     113,232             *
Ernest Mario, Ph.D.(4)......................................      48,000             *
Dean O. Morton(5)...........................................     148,000             *
M. Allen Northrup, Ph.D.(6).................................   1,148,400           4.4%
Kurt Petersen, Ph.D.(7).....................................     779,757           3.0%
Hollings C. Renton(8).......................................      48,000             *
Catherine A. Smith(9).......................................     261,660           1.0%
All executive officers and directors as a group (9
  persons)..................................................   3,977,076          15.1%

FIVE PERCENT SHAREHOLDERS
Applewood Capital Corp.(10).................................   2,100,545           8.0%
Essex Investment Management Company, LLC(11)................   2,434,230           9.2%
Barry Fingerhut(12).........................................   2,273,083           8.6%
Invemed Associates LLC(13)..................................   1,788,248           6.8%
Irwin Lieber(14)............................................   2,273,083           8.6%
Jonathan Lieber(15).........................................   2,100,545           8.0%
Seth Lieber(16).............................................   2,100,545           8.0%
Barry Rubenstein(17)........................................   2,273,083           8.6%
Wheatley Partners II, LP(18)................................   2,100,545           8.0%

---------------
  *  Less than one percent.

 (1) Mr. Casilli's business address is c/o IKOS, 19050 Pruneridge Avenue, Cupertino, CA 95014.

 (2) Includes immediately exercisable options to purchase 100,000 shares. As of March 31, 2001, we have the right to repurchase 25,000 of the shares issuable upon exercise of these options. Does not include 6,000 shares held by Mr. Gutshall's children, of which Mr. Gutshall disclaims beneficial ownership.

 (3) Includes a warrant to purchase 6,232 shares of Common Stock. Also includes an immediately exercisable option to purchase 48,000 shares. As of March 31, 2001, we have the right to repurchase 48,000 of the shares issuable upon exercise of this option if Ms. Kepner ceases to be one of our directors. Does not include Common Stock and warrants owned by Invemed Fund, L.P., a fund for which Invemed Associates LLC is the sole general partner. See Note 11. Ms. Kepner is an advisor of Invemed

     Associates LLC and disclaims beneficial ownership of the Common Stock and warrants owned by Invemed Fund, L.P. Ms. Kepner's business address is P.O. Box 111, Quogue, NY 11959.

 (4) Consists of an immediately exercisable option to purchase 48,000 shares. As of March 31, 2001, we have the right to repurchase 35,000 of the shares issuable upon exercise of this option if Dr. Mario ceases to be one of our directors. Dr. Mario's business address is c/o ALZA Corporation, 1900 Charleston Road, Mountain View, CA 94043.

 (5) Includes 77,500 shares held of record by MDLC Partners, a California Limited Partnership, of which Mr. Morton is the general partner. As of March 31, 2001, we have the right to repurchase 4,000 shares of Common Stock owned by Mr. Morton if he ceases to be one of our directors. Mr. Morton's business address is c/o Hewlett-Packard Corporation, 3200 Hillview Avenue, Palo Alto, CA 94304.

 (6) As of March 31, 2001, we have the right to repurchase 25,000 shares of Common Stock owned by Dr. Northrup if he ceases to be an employee or consultant for us.

 (7) Includes immediately exercisable options to purchase 50,000 shares. As of March 31, 2001, we have the right to repurchase 41,667 of the shares issuable upon exercise of these options.

 (8) Consists of an immediately exercisable option to purchase 48,000 shares. As of March 31, 2001, we have the right to repurchase 36,000 of the shares issuable upon exercise of this option if Mr. Renton ceases to be one of our directors. Mr. Renton's business address is c/o Onyx Pharmaceuticals, Inc., 3031 Research Drive, Richmond, CA 94806.

 (9) As of March 31, 2001, we have the right to repurchase 44,793 of the shares of Common Stock owned by Ms. Smith if she ceases to be an employee or consultant for us. Does not include 9,000 shares held in an irrevocable trust by Ms. Smith's children, of which Ms. Smith disclaims beneficial ownership.

(10) Applewood Capital Corp. filed a Schedule 13G dated February 14, 2001 with the Securities Exchange Commission reporting ownership of 2,100,545 shares of Common Stock with shared voting and dispositive power with respect to such shares. Applewood Capital Corp. shares voting and dispositive power over 2,100,545 shares held by Wheatley Partners II, LP, a limited partnership in which Applewood Capital Corp. is a general partner, and disclaims beneficial ownership of these shares except to the extent of its equity interest therein. The business address of Applewood Capital Corp. is 68 Wheatley Road, Brookville, NY 11545.

(11) Essex Investment Management Company, LLC filed a Schedule 13G dated February 14, 2001 with the Securities Exchange Commission reporting ownership of 2,434,230 shares of Common Stock with sole voting power with respect to 2,299,680 shares and sole dispositive power with respect to 2,434,230 shares. The business address of Essex Investment Management Company, LLC is 125 High Street, Boston, MA 02110.

(12) Mr. Fingerhut filed a Schedule 13G dated February 14, 2001 with the Securities Exchange Commission reporting ownership of 2,273,083 shares of Common Stock with shared voting and dispositive power with respect to 2,100,545 shares and sole voting and dispositive power with respect to 172,538 shares. Mr. Fingerhut shares voting and dispositive power over 2,100,545 shares held by Wheatley Partners II, LP, a limited partnership in which Mr. Fingerhut is a general partner, and disclaims beneficial ownership of these shares except to the extent of his equity interest therein. Mr. Fingerhut's business address is c/o Wheatley Partners II, LP, 80 Cuttermill Road, Suite 311, Great Neck, NY 11021.

(13) Includes 1,555,000 shares of Common Stock owned by Invemed Fund, L.P., a fund for which Invemed Associates, LLC is the sole general partner and holds a 0.5 percent partnership interest. Also includes warrants to purchase an additional 233,248 shares held by Invemed Fund, L.P. The business address of Invemed Fund, L.P. is c/o Invemed Associates, LLC, 375 Park Avenue, New York, NY 10152.

(14) Mr. Lieber filed a Schedule 13G dated February 14, 2001 with the Securities Exchange Commission reporting ownership of 2,273,083 shares of Common Stock with shared voting and dispositive power with respect to 2,100,545 shares and sole voting and dispositive power with respect to 172,538 shares. Mr. Lieber shares voting and dispositive power over 2,100,545 shares held by Wheatley Partners II, LP, a limited partnership in which Mr. Lieber is a general partner, and disclaims beneficial ownership of these shares except to the extent of his equity interest therein. Mr. Lieber's business address is c/o Wheatley Partners II, LP, 80 Cuttermill Road, Suite 311, Great Neck, NY 11021.

(15) Mr. Lieber filed a Schedule 13G dated February 14, 2001 with the Securities Exchange Commission reporting ownership of 2,100,545 shares of Common Stock with shared voting and dispositive power with respect to such shares. Mr. Lieber is an officer of Applewood Capital Corp., and shares voting and dispositive power with respect to 2,100,545 shares held by Wheatley Partners II, LP, a limited partnership in which Applewood Capital Corp. is a general partner. Mr. Lieber disclaims beneficial ownership of these shares except to the extent of its equity interest therein. The business address of Mr. Lieber is 825 Third Avenue, New York, NY 10022.

(16) Mr. Lieber filed a Schedule 13G dated February 14, 2001 with the Securities Exchange Commission reporting ownership of 2,100,545 shares of Common Stock with shared voting and dispositive power with respect to such shares. Mr. Lieber is an officer of Applewood Capital Corp., and shares voting and dispositive power with respect to 2,100,545 shares held by Wheatley Partners II, LP, a limited partnership in which Applewood Capital Corp. is a general partner. Mr. Lieber disclaims beneficial ownership of these shares except to the extent of its equity interest therein. The business address of Mr. Lieber is 825 Third Avenue, New York, NY 10022.

(17) Mr. Rubenstein filed a Schedule 13G dated February 14, 2001 with the Securities Exchange Commission reporting ownership of 2,273,083 shares of Common Stock with shared voting and dispositive power with respect to 2,100,545 shares and sole voting and dispositive power with respect to 172,538 shares. Mr. Rubenstein shares voting and dispositive power with respect to 2,100,545 shares held by Wheatley Partners II, LP, a limited partnership in which Mr. Rubenstein is a general partner, and disclaims beneficial ownership of these shares except to the extent of his equity interest therein. Mr. Rubenstein's business address is c/o Wheatley Partners II, LP, 80 Cuttermill Road, Suite 311, Great Neck, NY 11021.

(18) Wheatley Partners II, LP filed a Schedule 13G dated February 14, 2001 with the Securities Exchange Commission reporting ownership of 2,100,545 shares of Common Stock with sole voting and dispositive power with respect to such shares. The business address of Wheatley Partners II, LP is 80 Cuttermill Road, Suite 311, Great Neck, NY 11021.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by Cepheid during 1999 and 2000 to the Chief Executive Officer, to the Company's four other most highly compensated executive officers and certain other executive officers included pursuant to the rules and regulations of the Securities and Exchange Commission (the "Named Executive Officers").

                                                                          LONG TERM
                                                                         COMPENSATION
                                            ANNUAL COMPENSATION             AWARDS
                                     ---------------------------------   ------------
                                                                          NUMBER OF
                                                             OTHER        SECURITIES
                                                             ANNUAL       UNDERLYING        ALL OTHER
     NAME AND POSITION        YEAR    SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION($)(1)
     -----------------        ----   --------   -------   ------------   ------------   ------------------
Thomas L. Gutshall..........  2000   $233,100        --        --             --              $1,465
  Chairman of the Board and   1999   $167,500        --        --             --              $1,685
  Chief Executive Officer
Kurt Petersen, Ph.D. .......  2000   $197,213        --        --             --              $  414
  President and Chief         1999   $166,209        --        --             --              $  691
  Operating Officer
M. Allen Northrup, Ph.D. ...  2000   $177,405   $53,280        --             --              $  234
  Vice President, Research    1999   $157,987   $64,625        --             --              $  383
  and Chief Technical
  Officer
Catherine A. Smith..........  2000   $165,592        --        --             --              $  142
  Vice President, Finance     1999   $140,000        --        --             --              $  184
  and Chief Financial
  Officer

---------------
(1) Value of employee life insurance in excess of $50,000.

STOCK OPTIONS GRANTED IN THE FISCAL YEAR ENDED DECEMBER 31, 2000

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 2000 to each of the named executive officers. All options were granted under Cepheid's 1997 Stock Option Plan. The following options are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of the Company that entitles the Company to repurchase unvested shares at their original exercise price on termination of the employee's services with the Company. The repurchase right lapses ratably over a period of twelve months, thirty-six months or forty-eight months. Under certain circumstances the vesting of options, and consequently the lapse of the repurchase right, may be accelerated.

     The percentage of options granted is based on an aggregate of 1,016,550 options granted by Cepheid during the fiscal year ended December 31, 2000 to Cepheid's employees, including the named executive officers. The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term assuming an initial price equal to $6.00 (the price at which the Company's Common Stock was first sold to the public). The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period.

                                                INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                --------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF     % OF TOTAL                             ANNUAL RATES OF STOCK
                                SECURITIES     OPTIONS                                 PRICE APPRECIATION
                                UNDERLYING    GRANTED TO    EXERCISE                    FOR OPTION TERMS
                                 OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ----------------------
             NAME                GRANTED     FISCAL YEAR    PER SHARE      DATE         5%           10%
             ----               ----------   ------------   ---------   ----------   ---------    ---------
Thomas L. Gutshall............    50,000                      $1.50     2/16/2010    $413,669     $632,285
                                  50,000                      $8.50     9/27/2010    $ 63,669     $282,385
Kurt Petersen, Ph.D. .........    50,000                      $8.50     9/27/2010    $ 63,669     $282,385
M. Allen Northrup, Ph.D. .....        --          --             --            --          --           --
Catherine A. Smith............    10,000                      $1.50     2/16/2010    $ 82,734     $140,625

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL-YEAR END OPTION
VALUES

     The following table sets forth certain information regarding exercised stock options during the fiscal year ended December 31, 2000 and unexercised options held as of December 31, 2000 by each of the named executive officers. The Company granted all options under the 1997 Stock Option Plan. These options are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of the Company that entitles the Company to repurchase unvested shares at their original exercise price on termination of the employee's services with the Company. The repurchase right lapses ratably over a period of twelve months, thirty-six months or forty-eight months. Under certain circumstances the vesting of options, and consequently the lapse of the repurchase right, may be accelerated. The value realized is based on the fair market value of the underlying securities as of the date of exercise, minus the per share exercise price, multiplied by the number of shares underlying the option. The value of unexercised in-the-money options are based on a value of $8.44 per share, the last reported sale price of the Company's Common Stock on the Nasdaq National Market on December 31, 2000, minus the per share exercise price, multiplied by the number of shares underlying the option.

                               NUMBER OF                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                     UNDERLYING UNEXERCISED        IN-THE MONEY OPTIONS AT
                               ACQUIRED                  OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                                  ON          VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ---------   -----------   -----------   -------------   -----------   -------------
Thomas L. Gutshall...........       --            --       100,000           0          $347,000             --
Kurt Petersen, Ph.D. ........       --            --        50,000           0                --             --
M. Allen Northrup, Ph.D. ....       --            --            --          --                --             --
Catherine A. Smith...........   10,000       $45,000            --          --                --             --

---------------
(1) Upon exercise of the options, the option holder did not receive the amount reported under the column "Value Realized." The amounts reported under the column "Value Realized" merely reflect the amount by which the deemed fair market value of our Common Stock on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares issued upon exercise of the options are sold.

(2) These values have been calculated on the basis of the fair market value of our Common Stock on December 29, 2000, $8.44, less the applicable exercise price per share, multiplied by the number of shares underlying the options.

        COMPENSATION AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS

     For information concerning compensation and severance agreements and other transactions between the Company and certain executive officers and directors, see "Executive Compensation," "Director Compensation," "Related Party Transactions" and "Compensation Committee Interlocks and Insider Participation Interlocks".

                             AUDIT COMMITTEE REPORT

     Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the company, oversee the independence of the company's independent auditor, and recommend to the Board the selection of the independent auditor responsible for making recommendations to the Board regarding the selection of independent accountants. Each of the members of the Audit Committee meets the independence requirements of NASDAQ. A copy of the charter is included in Appendix A to this proxy statement.

     Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

     In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

     - reviewed and discussed the audited financial statements with the Company's management;

     - discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

     - reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the nonaudit service performed by Ernst & Young LLP are compatible with maintaining their independence;

     - based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission; and

     - instructed the independent auditor that the Committee expects to be advised if there are any subjects that require special attention.

                                          AUDIT COMMITTEE

                                          Gerald S. Casilli
                                          Cristina H. Kepner
                                          Ernest Mario, Ph.D.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP has been the independent accounting firm that audits the financial statements of the Company since its inception. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

     In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young LLP provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

Audit and review of the Company's 2000 financial
  statements..............................................  $171,000
Audit-related services....................................  $318,000
All other services........................................  $  7,000

     Ernst & Young LLP did not provide any services related to financial information systems design and implementation during 2000.

     "All other services" includes (i) tax planning and the preparation of tax returns of the Company, (ii) acquisitions and due diligence reviews and integration services, and (iii) evaluating the effects of various accounting issues and changes in professional standards.

     The Audit Committee reviews summaries of the services provided by Ernst & Young LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") was formed in 1998 and is responsible for reviewing the compensation and benefits for Cepheid's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers Cepheid's stock option plans and makes grants to executive officers under the 1997 Stock Plan. Prior to 1998, compensation decisions and grants of stock options were made by the Board. The current members of the Compensation Committee are Dean O. Morton and Hollings C. Renton, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy is to provide cash and equity incentives to Cepheid's executive officers and other employees to:

     - attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of Cepheid;

     - align the compensation of executive officers with business objectives and performance; and

     - align incentives for executive officers with the interests of shareholders in maximizing value.

ELEMENTS OF COMPENSATION

     The compensation for executive officers is based on two elements: Base Compensation and Long-Term Incentive Compensation.

     Base Compensation for executives as well as other employees, is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry. The compensation of the executive officers is reviewed annually by the committee and increased on the basis of competitive conditions, performance, and Cepheid's financial results for the previous year.

     Long-Term Incentive Compensation is provided through grants of stock options pursuant to Cepheid's 1997 Stock Plan. Ownership of Cepheid's Common Stock is a key element of executive compensation and is intended to provide additional incentives to the executive officers to maximize shareholder value. Executive officers and other employees of Cepheid are eligible to participate in the 1997 Stock Plan. The 1997 Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. In determining the size of a stock option grant to a new executive officer or other employee, the committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options are subject to four-year vesting and thus require the employee's continuing service to the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

EXECUTIVE COMPENSATION

     Base Salary. Salaries for executive officers for 2000 were generally determined on an individual basis by the Board of Directors at the time of hire and were set at the mid-range of the market for comparable biotechnology businesses.

     Cash Bonus. M. Allen Northrup is eligible to receive an annual cash performance bonus pursuant to his employment agreement with the Company. Only Northrup received a bonus in the last two years pursuant to his specific employment agreement. No other executive officers are eligible for a bonus.

     Stock Options. Executive officers are eligible to receive annual performance-based equity compensation in the form of stock options. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of the Company's shareholders and encourages executives to remain employed by the Company. Since 2000, the Company has issued stock options to executives pursuant to the 1997 Stock Option Plan. Grants are awarded based on a number of factors, including the Company's achievement of specific milestones, the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of Cepheid's financial and strategic objectives, and industry practices and norms.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Thomas L. Gutshall's base salary for 2000 was $235,000 and he received a stock option to purchase 100,000 shares of the Company's Common Stock. For 2000, Mr. Gutshall's compensation was based on factors described above for all executive officers. For 2001, the Compensation Committee will evaluate his compensation consistent with the factors described above for all executive officers.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors." Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. All members of the Compensation Committee qualify as outside directors. The 1997 Stock Option Plan has been approved by the Company's shareholders in order that grants made thereunder will meet the Section 162(m) requirements for "performance based" compensation and be exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1 million limit. The Compensation Committee's present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

                                          COMPENSATION COMMITTEE

                                          Dean O. Morton
                                          Hollings C. Renton

                        COMPANY STOCK PRICE PERFORMANCE

     The following graph shows the total shareholder return of an investment of $100 in cash on June 21, 2000, the date the Company's Common Stock began to trade on the Nasdaq National Market, through December 29, 2000, the last date of trading of fiscal 2000 for (i) the Company's Common Stock, (ii) the NASDAQ Stock Market (U.S.) Index, and (iii) the NASDAQ Biotechnology Index. All values assume reinvestment of the full amount of all dividends.

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 6/21/00)

                              (PERFORMANCE GRAPH)

              --------------------------------------------------------------------------
                                                                 6/21/2000    12/29/2000
              --------------------------------------------------------------------------
               Cepheid                                            $100.00       $93.75
               Nasdaq Biotechnology                               $100.00       $86.72
               Nasdaq Composite                                   $100.00       $60.79
              --------------------------------------------------------------------------

     This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                           RELATED PARTY TRANSACTIONS

     During 1997, we loaned $138,000 to Dr. Northrup for the purchase of Common Stock from the exercise of the employee's stock options. Dr. Northrup paid 4% of the total exercise price, and we loaned Dr. Northrup the remaining 96% of the purchase price. The loan bears interest at 7%.

     In connection with the sale of Series B preferred stock in April 1998, Invemed Associates acted as our agent and received a warrant to purchase 233,248 shares of our Common Stock at $2.58 per share, which was transferred to Invemed Fund L.P., and Cristina H. Kepner received a warrant to purchase 6,232 shares of our Common Stock at $2.58 per share.

     We have entered into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. We also intend to enter into these agreements with our future directors and executive officers.

     We believe that all transactions between us and our officers, directors, principal shareholders and other affiliates have been and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                                 PROPOSAL NO. 2

                APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN

     The Company's Board approved amendments to the Company's 1997 Stock Option Plan (the "Stock Option Plan") to increase the number of shares of Common Stock reserved for issuance under the Stock Option Plan by 1,875,000 shares (representing less than 5% of the Company's outstanding Common Stock), from 3,592,732 shares to 5,467,732 shares. Shareholder approval of this amendment is being sought (i) for the purpose of qualifying options as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) in accordance with the rules of the Nasdaq National Market, to permit listing any of such shares purchased by officers, directors or key employees whether or not the Company could otherwise obtain listing without such approval. Since as of March 31, 2001, there are only 1,193,243 shares remaining available for issuance under the Stock Option Plan (subject to annual increases in accordance with the Stock Option Plan), the Board believes that adding shares to the Stock Option Plan is necessary to permit the Company to continue to attract and retain quality employees by providing them with appropriate equity incentives and to remain competitive in the industry.

     The Stock Option Plan was adopted by the Board on January 31, 1997. Subsequent to its adoption, the Board and the shareholders approved an amendment to the Stock Option Plan to allow for annual increases to the number of shares available for issuance under the Stock Option Plan. This proposal seeks approval of the shareholders of the increase in the number of shares reserved under the Stock Option Plan to 5,467,732 shares.

     Set forth below is a summary of the principal features of the Stock Option Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Stock Option Plan. The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Stock Option Plan. Any such request should be directed as follows: Cepheid, 1190 Borregas Avenue, Sunnyvale, California 94089-1302; telephone number (408) 541-4191.

     Purposes. The purposes of the Stock Option Plan are to (i) encourage selected employees, directors and consultants to improve operations and increase profits of the Company, (ii) encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its affiliates, and (iii) increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the Common Stock of the Company.

     Number of Shares. The maximum number of shares that may be issued pursuant to options granted under the Stock Option Plan is currently 3,592,732 shares. The Stock Option Plan, however, provides for annual increases in the number of shares available for issuance on the first business day of each calendar year beginning January 1, 2001, equal to the lesser of 1,000,000 shares, 3% of the outstanding shares of capital stock on the date of the annual increase or an amount determined by the Board. On January 1, 2001, 792,732 shares were added to the Stock Option Plan pursuant to the above provision.

     Administration. The Stock Option Plan provides that it may be administered by the Board or a committee appointed by the Board. Currently, the Stock Option Plan is administered by the Compensation Committee, the members of which are appointed by the Board. The Compensation Committee currently consists of Dean O. Morton and Hollings C. Renton, who are members of the Board and are "non-employee directors" as that term is defined in the rules promulgated under the Exchange Act. Other than as disclosed in this Proxy Statement, members of the Compensation Committee have no material relationships with the Company, its employees or its affiliates. Subject to the terms of the Stock Option Plan, the Committee determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods and the dates of grants. The Committee also has the authority to construe and interpret any of the provisions of the Stock Option Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees. Because grants under the Stock Option Plan are made at the discretion of the

Committee, future grants under the Stock Option Plan are not determinable. Options may be granted under the Stock Option Plan until January 31, 2007.

     Eligibility. All full-time employees, officers, directors and consultants of the Company or any affiliate of the Company are eligible to receive option grants under the Stock Option Plan. On December 31, 2000, approximately 102 employees were eligible to receive options under the Stock Option Plan.

     Both ISOs and nonqualified stock options ("NQOs") may be granted under the Stock Option Plan. The Stock Option Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQOs granted under the Stock Option Plan.

     Vesting. Subject to the provisions of the Stock Option Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability under the Stock Option Plan. Options granted to date under the Stock Option Plan generally vest ratably monthly for a period of one to four years. Holders of options previously granted under the Stock Option Plan also generally have been granted the right to exercise options prior to vesting with the Company retaining the right to repurchase at the exercise price any shares purchased if the optionee ceases to perform services for the Company. This right of repurchase lapses in accordance with the vesting schedule. Vesting of options granted under the Stock Option Plan will accelerate and the options will become fully exercisable for 15 days in the event the Company is acquired, unless the successor corporation assumes or substitutes equivalent options in their place.

     Exercise Period. Options granted under the Stock Option Plan must be exercised within ten years of the option grant date (or such shorter time as may be specified in the grant documents evidencing the option), except that an ISO granted to a person owing ten percent or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Shareholder") must be exercised within five years of the option grant date (or such shorter time as may be specified in the grant documents evidencing the option).

     Exercise Price. The Committee determines the exercise price of each option granted under the Stock Option Plan. The exercise price must be at least equal to the fair market value for ISOs and 85% of fair market value for NQOs (as defined in the Stock Option Plan and determined as the closing price of the Company's Common Stock on the Nasdaq National Market on the day of the grant) per share of the Company's common stock on the date the option is granted, except that the exercise price of an option granted to a Ten Percent Shareholder must be at least equal to 110% of the fair market value per share on the date of grant.

     Payment of Exercise Price. To exercise an option, the optionee must deliver to the Company an executed exercise notice and full payment for the shares being purchased. With respect to all options under the Stock Option Plan as currently in effect, payment may be made in cash or, where approved by the Committee in its sole discretion and where permitted by law, by other specified forms of payment.

     Termination of Options. Under the Stock Option Plan, if an optionee's association with the Company is terminated for any reason other than death or disability, any outstanding option, to the extent (and only to the extent) that it was exercisable on the date of such termination, may be exercised by the optionee within the 90 days after such termination (or such shorter time as may be specified in the grant evidencing the option), provided, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such 90 day period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b), but in no event later than the expiration date of the option. A longer exercise period may apply in the event of termination of an optionee's association with the Company because of the optionee's death or disability. If an option granted pursuant to the Stock Option Plan expires or terminates for any reason without being exercised in whole or in part, the shares thereby released from such option will again become available for grant and purchase under other options subsequently granted under the Stock Option Plan.

     Adjustment of Option Shares. If the Company issues additional securities to raise capital or otherwise where consideration is received for the shares, no adjustment is required in the number of shares or the exercise price per share for outstanding options under the Stock Option Plan. If the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the Company's assets are distributed, without consideration, to the shareholders of the Company in a spin-off or similar transaction, the number of shares of Common Stock available for option grants under the Stock Option Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or shareholders of the Company.

     Assumption or Substitution of Options; Acceleration of Vesting for Options Not Assumed or Substituted. Under the Stock Option Plan, in the event of a merger or consolidation in which the Company is not the surviving corporation or the sale of substantially all of the assets of the Company, any or all outstanding options may be assumed or replaced by the successor corporation. In the event such successor corporation, if any, refuses to assume or substitute options, the options will become fully-exercisable for a period of 15 days.

     Amendment and Termination of the Stock Option Plan. The Committee may amend or terminate the Stock Option Plan at any time and in any respect, including modifying the form of the grant or the exercise notice, except that the Committee cannot, without the approval of the shareholders of the Company, make changes which would require shareholder approval under the Code. No amendment of the Stock Option Plan may adversely affect any outstanding option or unexercised portion thereof without the optionee's written consent.

     Outstanding Options Under The Stock Option Plan. The following information with respect to outstanding options under the Stock Option Plan is provided as of December 31, 2000. A total of 68 persons held options under the Stock Option Plan to purchase an aggregate of 754,315 shares of Common Stock (including both ISOs and NQOs), with a weighted average exercise price of $5.30 per share. There are 622,616 shares of Common Stock available for future grants under the Stock Option Plan. Over the term of the Stock Option Plan, the following Named Executive Officers (as defined in "Executive Compensation," above) have been granted options to purchase shares of Common Stock under the Stock Option Plan:
Thomas L. Gutshall, Chairman of the Board and Chief Executive Officer, 100,000 shares; Kurt Petersen, Ph.D., President and Chief Operating Officer, 50,000 shares; and Catherine A. Smith, Vice President, Finance and Chief Financial Officer, 268,000 shares. In addition, the following non-executive directors have been granted options to purchase shares of Common Stock under the Stock Option
Plan: Gerald S. Casilli, 10,000 shares; Ernest Mario, Ph.D., 48,000 shares; Dean
O. Morton, 10,000 shares; and Hollings C. Renton, 48,000 shares.

     New Plan Benefits. The amounts of future option grants under the Stock Option Plan to (i) the Company's Chief Executive Officer, (ii) the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal 2000, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees, including all officers who are not executive officers, as a group, are not determinable because, under the terms of the Stock Option Plan, such grants are made in the discretion of the Committee. Future option exercise prices under the Stock Option Plan are not determinable because they are based upon the fair market value of the Company's Common Stock on the date of grant.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

     Award; Exercise. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includible in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includible in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture."

     Sale Of Option Shares. If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, then any gain from a sale of the shares other than to the Company is taxable as long-term capital gain and will be taxed at certain lower rates (if held for longer periods). Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. In general, if an optionee disposes of stock acquired pursuant to an ISO before the end of the required holding periods other than in certain tax-free exchanges (a "Disqualifying Disposition"), then the Option Spread (or, if the disposition is a taxable sale or exchange and the gain realized is less than the Option Spread, the amount of gain realized) is taxable as ordinary income, and the Company is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee's holding period for determining whether capital gain or loss is long-term or short-term may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture."

     The present position of the Internal Revenue Service ("IRS") is that, with respect to ISOs exercised before January 1, 2003, income and employment tax withholding taxes are not imposed upon the exercise of an ISO or the sale of ISO shares. The IRS has not stated its position with respect to ISOs exercised after that date, and may decide to impose withholding.

     Exercise of ISOs With Company Stock. An optionee may pay for all or part of the exercise price of an ISO with stock of the Company acquired under an ISO or under a qualified employee stock purchase plan (collectively, "statutory option stock"), or with stock that was acquired by other means such as through the exercise of an NQO or through purchase on the open market. If the holding periods with respect to the statutory option stock are satisfied, or the stock was acquired by other means, then the optionee will not have taxable gain or deductible loss on the surrendered shares. Instead, shares of newly acquired statutory option stock that are equal in value to the fair market value of the payment shares being surrendered are treated as if they had been substituted for the surrendered payment shares in a stock for stock tax-free exchange, taking as their basis the basis that the optionee had in the surrendered shares. Special holding period and additional basis rules apply where previously acquired stock is used to exercise an ISO.

     If, however, the surrendered shares are statutory option stock with respect to which the Disqualifying Disposition holding periods are not satisfied, then the use of that statutory option stock to pay for new statutory option stock will constitute a Disqualifying Disposition of the surrendered statutory option stock that will result in the recognition of compensation income under the Disqualified Disposition rules discussed above. Any additional appreciation in the value of the stock that is not taxed as compensation income under the Disqualified Disposition rules is subject to the rules applicable to a stock for stock tax-free exchange. The newly received shares of statutory option stock that are equal in value to the fair market value of the surrendered statutory option stock will have the same basis as the surrendered statutory option stock increased by any reported compensation income as a result of the Disqualifying Disposition.

NONQUALIFIED STOCK OPTIONS

     Award; Exercise. An optionee is not taxable upon the award of an NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long-term or short-term also will begin on the date that the shares are acquired pursuant to the exercise of the NQO or, in the case of a Section 83(b) Election, just after that date. If the shares are subject to a substantial risk of forfeiture and no
Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse. In addition, the optionee's holding period will begin on the date of the lapse.

     Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding tax deduction.

     Sale Of Option Shares. Upon sale, other than to the Company, of shares acquired under an NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. Certain reduced capital gains rates apply if the shares are held for longer periods. If stock is sold to the Company, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

     Exercise of NQOs With Company Stock. An optionee may pay for all or part of the exercise price of an NQO with statutory option stock, or with stock that was acquired by other means such as through the exercise of an NQO or through purchase on the open market. The optionee will not have taxable gain or deductible loss on the surrendered shares. Instead, shares of newly acquired NQO stock that are equal in value to the fair market value of the payment shares being surrendered are treated as if they had been substituted for the surrendered shares in a stock for stock exchange, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired and, unless the newly acquired shares are subject to a substantial risk of forfeiture and the optionee does not make a Section 83(b) Election are taxable to the optionee at the time of exercise and have a basis equal to their fair market value on the exercise date.

     If the surrendered shares are statutory option stock, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares. Special holding period and basis rules will apply. The use of statutory option stock with respect to which the Disqualifying Disposition holding periods are not satisfied to pay for NQO shares will not constitute a Disqualifying Disposition of the surrendered statutory option stock.

     ERISA Information. The Company believes that the Stock Option Plan is not subject to any of the provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

     The potential liability of a person subject to Section 16(b) of the Exchange Act to repay short-swing profits from the sale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is generally treated as lapsing at such time as the potential liability under Section 16(b) lapses. Persons subject to
Section 16 who would be required by Section 16(b) to repay profits from the sale of stock acquired under a Company plan should consider whether to file a Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

REQUIRED VOTE

     Approval of the amendment to the Stock Option Plan requires the affirmative vote of a majority of the votes cast by shareholders who are present or represented at a duly held shareholders meeting at which a quorum of the voting power is represented. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                   OF THE AMENDMENT TO THE STOCK OPTION PLAN

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited the Company's financial statements since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the Annual Meeting is required to ratify the appointment of the independent auditors.

            THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE
                   FOR THE RATIFICATION OF THE APPOINTMENT OF
                   ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

                             SHAREHOLDER PROPOSALS

     The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is February 12, 2002. Submissions must be received by the Company at the Company's principal executive office. Any submissions not received in this manner will not be considered. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so in accordance with our Bylaws. Shareholders also are advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the Company's most recent fiscal year.

                             ADDITIONAL INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 2000 is being mailed with this Proxy Statement to shareholders of the Company.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the Annual Meeting of Shareholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

                  ADOPTED BY THE BOARD OF DIRECTORS OF CEPHEID

Purposes:

     The purposes of the audit committee are to:

          Monitor the integrity of the financial statements of the company.

          Oversee the independence of the company's independent auditor.

          Recommend to the board of directors the selection of the independent auditor, evaluate the independent auditor and, where appropriate, recommend the replacement of the independent auditor; it being understood that the independent auditor is ultimately accountable to the board of directors and the audit committee, and that the board of directors and the audit committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to propose the independent auditor for stockholder approval).

Composition:

     The audit committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall be meet the independence and financial literacy requirements of NASDAQ and at least one of whom shall have accounting or related financial management expertise, as the board of directors interprets such qualification in its business judgment.

     Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.

Responsibilities:

     The responsibilities of the audit committee are to:

          Recommend to the board of directors the selection of the independent auditor, which shall ultimately be accountable to the audit committee and the board of directors.

          Evaluate the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to oversee the independence of the independent auditor.

          Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

          Meet with management and the independent auditor to review and discuss the annual financial statements and the report of the independent auditor thereon and, to the extent the independent auditor or management brings any such matters to the attention of the audit committee, to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information or the adequacy of internal controls.

          Review the management letter delivered by the independent auditor in connection with the audit.

          Following such reviews and discussions, if so determined by the audit committee, recommend to the board of directors that the annual financial statements be included in the company's annual report.

          Meet quarterly with management and the independent auditor to review and discuss the quarterly financial statements; provided that this responsibility may be delegated to the chairman of the audit committee.

          Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that the committee or either of these groups believes could significantly affect the financial statements and should be discussed privately.

          Have such meetings with management as the audit committee deems appropriate to discuss significant financial risk exposures facing the company, and steps management has taken to monitor and control such exposures.

          Review significant changes to the company's accounting principles and practices proposed by the independent auditor or management.

          Evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor.

          At the request of company counsel, review with company counsel legal and regulatory matters that may have a significant impact on the company's financial statements, compliance policies or programs.

          Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

          Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee's work.

          At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

          Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

     It is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. It is not the responsibility of the audit committee to conduct inquiries, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws, regulations or company compliance policies or programs.

                                                                      APPENDIX B

                             1997 STOCK OPTION PLAN
                                       OF
                                    CEPHEID
                                  (AS AMENDED)

1. PURPOSES OF THE PLAN

     The purposes of the 1997 Stock Option Plan (the "Plan") of Cepheid, a California corporation (the "Company"), are to:

          (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

          (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

          (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

     Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

2. ELIGIBLE PERSONS

     Every person who at the date of grant of an Option is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee, of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

3. STOCK SUBJECT TO THIS PLAN

     Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan shall not exceed 4,675,000 shares of Common Stock plus an annual increase to be added on the first business day of each calendar year beginning January 1, 2001, equal to the lesser of (i) 1,000,000 shares, (ii) 3% of the outstanding shares of capital stock on such date or (iii) an amount determined by the Board. The shares covered by the portion of any grant under the Plan which expire unexercised shall become available again for grants under the Plan.

4. ADMINISTRATION

     (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or, either in its entirety or only insofar as required pursuant to Section 4(b) hereof, by a committee (the "Committee") of at least two Board members to which administration of the Plan, or of part of the Plan, is delegated (in either case, the "Administrator").

     (b) From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

     (c) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and may delegate the authority to the President or Chief Financial Officer of the Company to grant Options to employees of, or consultants to, the Company who are not officers or directors of the Company and whose transactions in securities of the Company are not subject to Section 16 of the Exchange Act.

     (d) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

     (e) With respect to persons subject to Section 16 of the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under
Section 16 of the Exchange Act.

5. GRANTING OF OPTIONS; OPTION AGREEMENT

     (a) No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

     (b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to Section 6.1.3.

     (c) The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO.

     (d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval.

6. TERMS AND CONDITIONS OF OPTIONS

     Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

     6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

        6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

     6.1.2  Corporate Transactions.

           (a) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least thirty (30) days prior to such proposed action. To the extent it has not been previously exercised, all Options will terminate immediately prior to the consummation of such proposed action.

           (b) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company:

               (i) Options. Each Option shall be assumed or an equivalent option substituted by the successor corporation (including as a "successor" any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the shares of Common Stock covered by the Option, including Shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent entity, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

               (ii) Shares Subject to Right of Repurchase. Any Shares subject to a Right of Repurchase of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of Common Stock for each share held on the effective date of the transaction, as described in the preceding paragraph. If in such exchange the Optionee receives shares of stock of the successor corporation or a parent or subsidiary of such successor corporation, and if the successor corporation has agreed to assume or substitute for Options as provided in the preceding paragraph, such exchanged shares shall continue to be subject to a Right of Repurchase as provided in the Optionee's Stock Option Plan stock purchase agreement. If, as provided in the preceding paragraph, the Optionee shall have the right to exercise an Option as to all of the shares of Common Stock covered thereby, all Shares that are subject to a Right of Repurchase of the Company shall be released from such Right of Repurchase and shall be fully vested.

        6.1.3 Time of Option Exercise. Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

        6.1.4 Option Grant Date. Except in the case of advance approvals described in Section 5(d), the date of grant of an Option under this Plan shall be the date as of which the Administrator, or its delegatee under Section 4(c), approves the grant.

        6.1.5 Nonassignability of Option Rights. No Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

        6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

           (a) Acceptance of the optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

           (b) Delivery by the optionee of Common Stock already owned by the optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

        6.1.7  Termination of Employment.

           (a) If for any reason other than death or disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement (but in no event after the Expiration Date); provided, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).

           (b) If an optionee dies while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative, or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death of the optionee, or such other period of not less than six months from the date of Termination as is specified in the Option Agreement (but in no event after the Expiration
Date).

           (c) If an optionee ceases to be employed by the Company as a result of his or her disability, the optionee may, but only within six (6) months from the date of Termination (and in no event after the Expiration Date), exercise the Option to the extent otherwise entitled to exercise it at the date of Termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall automatically convert to an NQO on the day three months and one day following such Termination. To the extent that the optionee was not entitled to exercise the Option at the date of Termination or if the optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (d) For purposes of this Section 6.1.7, "employment" includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave, or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

        6.1.8 Repurchase of Stock. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any Option granted to an employee, director or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee, or director or consultant whose employment, or director or consulting relationship with the Company is terminated. Such right of repurchase either:

           (a) shall be at the Option exercise price and (i) shall lapse at the rate of at least 20% per year over five years from the date the Option is granted (without regard to the date it becomes exercisable), and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of such termination and (ii) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a 100% owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Option exercise price and the value (determined as set forth in Section 6.1.11) of the stock to be purchased if the Option exercise price is less than such value; or

           (b) shall be at the higher of the Option exercise price or the value (determined as set forth in Section 6.1.11) of the stock being purchased on the date of termination, and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of termination of employment, and such right shall terminate when the Company's securities become publicly traded.

        Determination of the number of shares subject to any such right of repurchase shall be made as of the date the employee's employment by, director's director relationship with, or consultant's consulting relationship with, the Company terminates, not as of the date that any Option granted to such employee, director or consultant is thereafter exercised.

        6.1.9 Withholding and Employment Taxes. At the time of exercise of an Option or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its sole discretion after considering any tax or accounting consequences, an optionee may elect to (i) deliver a promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or (iii) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option, subject to the following limitations:

           (a) Any election pursuant to clause (iii) above by an optionee subject to Section 16 of the Exchange Act shall either (x) be made at least six months before the Tax Date and shall be irrevocable; or (y) shall be made in (or made earlier to take effect in) any ten-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and shall be subject to approval by the Administrator, which approval may be given at any time after such election has been made. In addition, in the case of (y), the Option shall be held at least six months prior to the Tax Date.

           (b) Any election pursuant to clause (ii) above, where the optionee is tendering Common Stock issued pursuant to the exercise of an Option, shall require that such shares be held at least six months prior to the Tax Date.

        Any of the foregoing limitations may be waived (or additional limitations may be imposed) by the Administrator, in its sole discretion, if the Administrator determines that such foregoing limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule thereto. In addition, any of the foregoing limitations may be waived by the Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the Option by the optionee or for any other reason.

        Any securities tendered or withheld in accordance with this Section
6.1.9 shall be valued by the Company as of the Tax Date.

        6.1.10 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code. If Options provide for a right of first refusal in favor of the Company with respect to stock acquired by employees, directors or consultants, such Options shall provide that the right of first refusal shall terminate upon the earlier of (i) the closing of the Company's initial registered public offering to the public generally, or (ii) the date ten years after the grant date as set forth in Section 6.1.4.

        6.1.11 Determination of Value. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

           (a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

           (b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

           (c) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

        6.1.12 Option Term. Subject to Section 6.3.5, no Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

        6.1.13 Exercise Price. The exercise price of any Option granted to any person who owns, directly or by attribution under the Code currently Section 424(d), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Shareholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

     6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

        6.2.1 Exercise Price. Except as set forth in Section 6.1.13, the exercise price of an NQO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the Option on the date of grant.

     6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

        6.3.1 Exercise Price. Except as set forth in Section 6.1.13, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

        6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

        6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

        6.3.4 Vesting. Notwithstanding any other provision of this Plan, ISOs granted under all incentive stock option plans of the Company and its subsidiaries may not "vest" for more than $100,000 in fair market value of stock (measured on the grant dates(s)) in any calendar year. For purposes of the preceding sentence, an option "vests" when it first becomes exercisable. If, by their terms, such ISOs taken together would vest to a greater extent in a calendar year, and unless otherwise provided by the Administrator, the vesting limitation described above shall be applied by deferring the exercisability of those ISOs or portions of ISOs which have the highest per share exercise prices; but in no event shall more than $100,000 in fair market value of stock (measured on the grant date(s)) vest in any calendar year. The ISOs or portions of ISOs whose exercisability is so deferred shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles and all other provisions of this Plan including those relating to the expiration and termination of ISOs. In no event, however, will the operation of this Section 6.3.4 cause an ISO to vest before its terms or, having vested, cease to be vested.

        6.3.5 Term. Notwithstanding Section 6.1.12, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7. MANNER OF EXERCISE

     (a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

     (b) Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of an optionee shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8. EMPLOYMENT OR CONSULTING RELATIONSHIP

     Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9. FINANCIAL INFORMATION

     The Company shall provide to each optionee during the period such optionee holds an outstanding Option, and to each holder of Common Stock acquired upon exercise of Options granted under the Plan for so long as such person is a holder of such Common Stock, annual financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a balance sheet and an income statement, and shall be delivered as soon as practicable following the end of the Company's fiscal year.

10. CONDITIONS UPON ISSUANCE OF SHARES

     Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

11. NONEXCLUSIVITY OF THE PLAN

     The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

12. MARKET STANDOFF

     Each Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the company under the Securities Act shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

13. AMENDMENTS TO PLAN

     The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, or (b) the Board otherwise concludes that shareholder approval is advisable.

14. EFFECTIVE DATE OF PLAN

     This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

Plan adopted by the Board of Directors on January 31, 1997; amended on April 19, 2000, September 27, 2000 and March 20, 2001.

Plan approved by Shareholders on January 31, 1997; amended on May 10, 2000.

PROXY
                                    CEPHEID
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  MAY 10, 2001

    The undersigned shareholder of Cepheid (the "Company") hereby appoints Thomas L. Gutshall and Catherine A. Smith, and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 29, 2001, at the Annual Meeting of Shareholders of the Company to be held on June 12, 2001 (the "Annual Meeting") at 1:00 p.m. at Cepheid's principal executive offices, 1190 Borregas Avenue, Sunnyvale, California 94089-1302 and any adjournments or postponements thereof.

[X] Please mark votes as in this example

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.

    THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS RELATING TO THE ANNUAL MEETING.

1. To elect two Class II directors of the Company to serve on the Board of Directors for a three-year term. The Board of Directors intends to present the following nominees for election as directors:

Vote FOR all the nominees  [ ]                              Vote WITHHELD from all nominees  [ ]
(except as directed to the contrary)

                  Gerald S. Casilli         Cristina H. Kepner

INSTRUCTIONS: To withhold vote for any individual nominee, write the nominee's name in the space provided below:

--------------------------------------------------------------------------------

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

2. To consider and vote upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,875,000 shares, from 3,592,732 shares to 5,467,732 shares.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                Please sign exactly as name
                                                appears hereon. Joint owners
                                                should each sign. Trustees and
                                                others acting in a
                                                representative capacity should
                                                indicate the capacity in which
                                                they sign and give their full
                                                title. If a corporation, please
                                                have an authorized officer sign
                                                and indicate the full corporate
                                                name. If a partnership, please
                                                sign in partnership name by an
                                                authorized person.

                                                Please mark, sign and date this
                                                proxy and return it promptly
                                                whether you plan to attend the
                                                meeting or not. If you do
                                                attend, you may vote in person
                                                if you desire.

                                                Signature:

    --------------------------------------------------------------------- Date:

                                                  ----------------

                                                  ----------------

                                                Signature:

    --------------------------------------------------------------------- Date:

                                                  ----------------

                                                  ----------------